As filed with the Securities and Exchange Commission on August 25, 2005

Investment Company Act File No. 811-10631

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 4 (Check appropriate box or boxes)	[X]

MASTER INSTITUTIONAL MONEY MARKET TRUST (Exact Name of Registrant as Specified in Charter)

One Financial Center Boston, Massachusetts 02111 (Address of Principal Executive Offices)

(617) 342-1600 (Registrant’s Telephone Number, including Area Code)

BARRY F.X. SMITH Master Institutional Money Market Trust One Financial Center Boston, Massachusetts 02111 (Name and Address of Agent for Service)

Copies to:

Counsel for the Trust: Joel H. Goldberg, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	Andrew J. Donohue, Esq. Fund Asset Management, L.P. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Institutional Money Market Trust (the “Master Trust”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 28 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-5149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2005, and as amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Trust.

     The Master Trust consists of five series — Merrill Lynch Premier Institutional Portfolio (the “Premier Institutional Portfolio”), Merrill Lynch Institutional Portfolio (the “Institutional Portfolio”), Merrill Lynch Government Portfolio (the “Government Portfolio”), Merrill Lynch Treasury Portfolio (the “Treasury Portfolio”) and Merrill Lynch Institutional Tax-Exempt Portfolio (the “Tax-Exempt Portfolio”) (each, a “Master Fund”).

The Trust consists of five series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”), Merrill Lynch Government Fund (the “Government Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in beneficial interests of a corresponding portfolio of the Master Trust. Currently, these Funds are the only feeder funds that invest in the Master Trust. The Institutional Fund, Premier Institutional Fund, Institutional Tax-Exempt Fund and any other feeder fund that may invest in the Master Trust are referred to herein as “Feeder Funds.”

PART A
AUGUST 25, 2005

MASTER INSTITUTIONAL MONEY MARKET TRUST

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

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Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

     The investment objective of each of the Premier Institutional Portfolio and Institutional Portfolio is to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short-term money market securities. The investment objective of the Government Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The investment objective of the Treasury Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities that are direct obligations of the U.S. Treasury. The investment objective of the Institutional Tax-Exempt Portfolio is to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term, high quality tax-exempt money market securities. Treasury Portfolio and Government Portfolio have not yet commenced operations.

(b) Implementation of Investment Objectives

Premier Institutional Portfolio and Institutional Portfolio

Each Portfolio’s objectives are to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short-term money market securities.

Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives:

     Each Portfolio tries to achieve its objectives by investing in a diversified portfolio of short-term money market securities. These instruments are dollar-denominated fixed-income securities that have a remaining maturity of up to 762 days (25 months) if the U.S. Government or a U.S. Government agency has issued or guaranteed the debt, and 397 days (13 months) in the case of all other securities. Other than U.S. Government and U.S. Government agency securities, each Portfolio only invests in money market instruments of issuers with one of the two highest short-term ratings from a nationally recognized credit rating organization or unrated instruments which, in the opinion of Fund management, are of similar credit quality.

Fund management will vary the types of money market instruments in each Portfolio’s portfolio, as well as the Portfolio’s average maturity, in response to its assessment of the relative value of different securities and future short-term interest rates. Each Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

The money market obligations each Portfolio may buy are:

U.S. Government Securities — Debt securities issued and/or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

     U.S. Government Agency Securities — Debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies, U.S. government-sponsored enterprises and U.S. government instrumentalities. These securities may not be backed by the full faith and credit of the United States.

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     U.S. Government Agencies — entities that are part of or sponsored by the Federal government, such as the Government National Mortgage Association, the Tennessee Valley Authority or the Federal Housing Administration.

U.S. Government Sponsored Enterprises — private corporations sponsored by the Federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Association, the Student Loan Marketing Association or the Federal National Mortgage Association. Securities issued by these entities are generally not supported by the full faith and credit of the United States.

U.S. Government Instrumentalities — supranational entities sponsored by the U.S. and other governments, such as the World Bank or the Inter-American Development Bank.

Bank Money Instruments — Obligations of commercial banks or other depository institutions, such as (but not limited to) certificates of deposit, bankers’ acceptances, bank notes and time deposits. Each Portfolio may only invest in obligations of savings banks and savings and loan associations organized and operating in the United States. Each Portfolio may invest in obligations of commercial banks issued by U.S. depository institutions, foreign branches or subsidiaries of U.S. depository institutions (called Eurodollar obligations) or U.S. branches or subsidiaries of foreign depository institutions (called Yankeedollar obligations). Each Portfolio may invest in Eurodollar obligations only if they are general obligations of the parent bank.

Each Portfolio may also invest in bank money instruments issued by foreign branches and subsidiaries of foreign banks.

Commercial Paper — Obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short-term funding.

     Repurchase Agreements — In a repurchase agreement, a Portfolio buys a security from another party, which agrees to buy it back at an agreed upon time and price. Each Portfolio may invest in repurchase agreements involving the money market securities described above.

Short-Term Obligations. Corporate or foreign government debt and asset backed securities with a period of 397 days or less remaining to maturity.

Floating Rate Obligations. Obligations of government agencies, corporations, depository institutions or other issuers that periodically reset their interest rate to reflect a current market rate, such as the federal funds rate or a bank’s prime rate, or the level of an interest rate index, such as LIBOR (a well-known short-term interest rate index).

Insurance Company Obligations. Short-term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

Master Notes. Variable principal amount demand instruments issued by securities firms and other corporate issuers.

Other strategies. In addition to the main strategies discussed above, these Portfolios may use certain other investment strategies.

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Other Eligible Investments. Other money market instruments permitted by Securities and Exchange Commission rules governing money market funds.

Reverse Repurchase Agreements. In a reverse repurchase agreement, a Portfolio sells a security to another party and agrees to buy it back at a specific time and price. Each Portfolio may invest in reverse repurchase agreements involving the money market securities described above.

When-Issued, Delayed-Delivery and Forward Commitments. Each Portfolio may buy or sell money market securities on a when-issued, delayed-delivery and forward commitment basis. In these transactions, the Master Fund buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

These Portfolios may also lend their portfolio securities.

Government Portfolio

     The Government Portfolio’s objectives are to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

     The Portfolio currently has no investments.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio tries to achieve its objective by investing all of its assets in U.S. Government securities, U.S. Government agency securities, U.S. Government sponsored enterprise securities, securities guaranteed by the U.S. Government, U.S. Government agencies, and U.S. Government sponsored enterprises, and repurchase agreements involving the securities described above. This policy is a non-fundamental policy of the Portfolio and may not be changed with at least 60 days prior notice to interest holders.

     In seeking to achieve the Portfolio’s objectives, Fund management varies the kinds of direct U.S. Government securities held in the portfolio and its average maturity. Fund management, as delegated by the Master Trust’s Board of Trustees, decides on which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Government obligations the Portfolio may buy are:
•	U.S. Treasury obligations.
•	U.S. Government agency securities.
•	Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.
•	Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government agency securities.

The Portfolio may invest in securities with remaining maturities of up to 762 days (25 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

     Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

     The Portfolio may also enter into reverse repurchase agreements involving securities described above. The Portfolio may also invest in the U.S. Government securities described above pursuant to purchase and sale contracts.

    The Portfolio may buy and sell U.S. Government securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Portfolio buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Portfolio may also lend its portfolio securities.

Treasury Portfolio

     This Portfolio’s objectives are to seek current income consistent with liquidity and security of principal by investing all of its assets in a portfolio of securities that are direct obligations of the U.S. Treasury.

     The Portfolio currently has no investments.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio tries to achieve its objectives by investing all its assets in Treasury bills, notes and other direct obligations of the U.S. Treasury. This policy is a non-fundamental policy of the Portfolio and may not be changed with at least 60 days prior notice to interest holders.

In seeking to achieve the Portfolio’s objectives, Fund management varies the kinds of direct U.S. Treasury securities held in the portfolio and its average maturity. Fund management, as delegated by the Master Trust’s Board of Trustees, decides on which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Treasury obligations the Master Fund may buy are:
•	U.S. Treasury bills and notes.
•	Variable rate U.S. Treasury obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.
•	Deposit receipts, which represent interests in component parts of U.S. Treasury Bonds.

The Portfolio may invest in securities with remaining maturities of up to 762 days (25 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

     Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio may also enter into repurchase agreements involving the U.S. Treasury securities described above. The Portfolio is permitted to invest up to 10% of its assets in repurchase agreements. The Portfolio may also invest in the U.S. Treasury securities described above pursuant to purchase and sale contracts.

    The Portfolio may buy and sell U.S. Treasury securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Portfolio buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Portfolio may also lend its portfolio securities.

Institutional Tax-Exempt Portfolio

     This Portfolio’s objectives are to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term high quality tax-exempt money market securities.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio has adopted a fundamental policy (that may not be changed without shareholder approval) to invest, under normal circumstances, (i) at least 80% of its assets (defined to include net assets plus borrowings for investment purposes) in investments the income from which is exempt from Federal income tax or (ii) its assets so that at least 80% of the income that it distributes will be exempt from Federal income tax. These requirements apply to investments or distributions that are exempt from Federal income tax under both the regular tax rules and the alternative minimum tax rules.

The short-term tax-exempt securities the Portfolio may buy are:

Tax-Exempt Notes — short-term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Tax-Exempt Commercial Paper — short-term unsecured promissory notes used to finance general short-term credit needs.

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Tax-Exempt Bonds — long-term debt obligations that pay interest that is, in the opinion of Bond counsel to the issuer, generally excludable from gross income for Federal income tax purposes. The Portfolio will only invest in long-term debt obligations that have remaining maturities of 397 days or less or that the Portfolio has a contractual right to sell periodically or on demand within that time.

Variable Rate Demand Notes — floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment periodically or on notice. The Portfolio may also buy a participation interest in variable rate demand notes owned by a commercial bank or other financial institution. When the Portfolio purchases a participation interest, it receives the right to demand payment on notice to the owner of the note.

Short-Term Tax-Exempt Derivatives — a variety of securities that generally represent the Portfolio’s ownership interest in one or more municipal bonds held by a trust or partnership coupled with a contractual right to sell that interest to a financial institution for a price equal to face value. Income on the underlying municipal bonds is “passed through” the trust or partnership to the Portfolio and other institutions that have an ownership interest. Depending on the particular security, the Portfolio may receive pass-through income at a fixed interest rate or a floating municipal money market interest rate.

The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

     The Portfolio may invest up to 20% of its net assets in certain municipal bonds, known as “private activity bonds,” which may be subject to the Federal alternative minimum tax or may invest so that up to 20% of the income it distributes may be subject to the alternative minimum tax. Fund management will seek to keep the Portfolio fully invested to maximize the yield on the Portfolio’s portfolio. However, because the Portfolio does not intend to realize taxable investment income, it will not invest in taxable short-term money market securities. Therefore, there may be times when the Portfolio has uninvested cash, which will reduce its yield.

     The Portfolio also may buy or sell short-term tax-exempt securities on a when-issued or delayed delivery basis. In these transactions, the Portfolio buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

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(c) Risks

     This section contains a summary discussion of the general risks of investing in each Master Fund. As with any mutual fund, there can be no guarantee that a Master Fund will meet its objectives, or that a Master Fund’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Master Funds.

An investment in a Master Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although each Master Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a Master Fund.

Income Risk — Each Master Fund’s yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

     Credit Risk — The Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio are subject to credit risk, which is the risk that the issuer of a security owned by the Master Fund will be unable to pay the interest or principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of a Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Selection Risk — Selection risk is the risk that the securities that Fund management selects will underperform other Master Funds with similar investment objectives and investment strategies.

     Interest Rate Risk — Interest rate risk is the risk that prices of money market securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. A Fund may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by Fund management.

Foreign Market Risk— The Premier Institutional Portfolio and the Institutional Portfolio may invest in U.S. dollar denominated money market instruments and other short-term debt obligations issued by foreign banks and other foreign entities. Although each of these Master Funds will invest in these securities only if Fund management determines they are of comparable quality to the Master Fund’s U.S. investments, investing in securities of foreign issuers involves some additional risks. These risks include the possibly higher costs of foreign investing, and the possibility of adverse political, economic or other developments.

Share Reduction Risk (Applicable only to Treasury Portfolio and Institutional Tax-Exempt Portfolio) — In order to maintain a constant net asset value of $1.00 per share, a Portfolio may reduce the number of shares held by its shareholders.

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Repurchase Agreements (Applicable to all the Master Funds, except Institutional Tax-Exempt Portfolio) — If the party with whom a Master Fund has entered into a repurchase agreement fails to meet its obligation under the agreement, the Master Fund may suffer delays and incur costs or even lose money in exercising its rights under the agreement. Treasury Portfolio may invest in repurchase agreements but only as a secondary investment strategy.

Each Master Fund may also be subject to certain other risks associated with its investments and investment strategies, including:

     Securities Lending — Each Master Fund (except Institutional Tax-Exempt Portfolio) may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Fund may lose money and there may be a delay in recovering the loaned securities. The Master Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Master Fund.

     Borrowing Risk — Each Master Fund may borrow only to meet redemptions. Borrowing may exaggerate changes in the net asset value of Master Fund shares and in the return on the Master Fund’s portfolio. Borrowing will cost the Master Fund interest expense and other fees. The cost of borrowing money may reduce the Master Fund’s return.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments — When-issued and delayed-delivery securities and forward commitments involve the risk that the security a Master Fund buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Master Fund loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price. When-issued and delayed-delivery securities also involve the risk that the yields available in the market when delivery takes place may be higher than those fixed in the transaction at the time of commitment. If this happens, the value of the when-issued or delayed-delivery security will generally decline.

Illiquid Securities — If a Master Fund buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

     Reverse Repurchase Agreement Risk (Applicable to all the Master Funds, except the Treasury Portfolio and Institutional Tax-Exempt Portfolio) — A Master Fund may lose money if the other party defaults and the Master Fund has to buy the underlying securities elsewhere at more than the agreed-upon price. In addition, in a declining market the Master Fund may be unable to sell securities that are the subject of a reverse repurchase agreement until it repurchases them, which may result in the Master Fund receiving a lower sale price than it otherwise would have.

     Taxability Risk (Applicable only to Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio intends to minimize the payment of taxable income to shareholders by investing in tax-exempt or municipal securities in reliance on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to Institutional Tax-Exempt Portfolio’s acquisition of the securities. In that event, the Internal Revenue Service may demand that Institutional Tax-Exempt Portfolio pay taxes on the affected interest income, and, if the Portfolio agrees to do so, the Portfolio’s yield could be adversely affected. If the interest paid on any tax-exempt or municipal security held by Institutional Tax-Exempt Portfolio is subsequently determined to be taxable, the Portfolio will dispose of that security as soon as reasonably practicable.

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VRDN and Municipal Derivatives Credit Risk (Applicable only to Institutional Tax-Exempt Portfolio) — When the Master Fund invests in variable rate demand notes or short-term municipal derivatives, it assumes credit risk with respect to the financial institution providing the Master Fund with the right to demand payment or sell the security. While the Master Fund invests only in short-term municipal securities of high quality issuers, or that are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations.

Short-Term Municipal Derivatives (Applicable only to Institutional Tax-Exempt Portfolio) — Short-term municipal derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short-term municipal securities. These issues might be resolved in a manner adverse to the Master Fund. For example, the Internal Revenue Service has never ruled on the subject of whether pass-through income paid to the Master Fund is tax-exempt. The Master Fund receives an opinion of bond counsel that pass-through income is tax-exempt, but that does not mean that the IRS will never rule that pass-through income is taxable.

Municipal Lease Obligations (Applicable only to Institutional Tax-Exempt Portfolio) — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the lease property. However, it may be difficult to sell the property and the proceeds of a sale may not cover the Master Fund’s loss.

(d) Portfolio Holdings

For a discussion of the Master Trust’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement.

Item 5. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”), 800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011, manages each Master Fund’s investments under the overall supervision of the Board of Trustees of the Master Trust. The investment advisory agreement between the Master Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Master Funds.

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Each Master Fund pays the Investment Adviser a fee at the following annual rate of the average daily net assets of the Master Fund.

Master Fund Name	Management Fee As A % of Average Daily Net Assets
Premier Institutional Portfolio	0.05%*
Institutional Portfolio	0.05%
Government Portfolio	0.05%**
Treasury Portfolio	0.05%**
Institutional Tax-Exempt Portfolio	0.05%

*	Effective May 13, 2005, the Investment Adviser agreed to voluntarily waive a portion of its advisory fee. The Investment Adviser may discontinue its waiver of the fee in whole or in part at any time without notice.
**	Treasury Portfolio and Government Portfolio do not currently have any investments and do not, therefore, currently pay any management fee to the Investment Adviser.

     The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Investment Adviser and its affiliates had approximately $473 billion in investment company and other portfolio assets under management as of June, 2005.

Conflicts of Interest

     The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage each Master Fund and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of a Master Fund. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of a Master Fund. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Master Fund and may result in Merrill Lynch having positions that are adverse to those of a Master Fund. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with any Master Fund. As a result, Merrill Lynch may compete with each Master Fund for appropriate investment opportunities. In addition, each Master Fund may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. Each Master Fund also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage. A Master Fund may also make brokerage and other payments to Merrill Lynch in connection with the Master Fund’s portfolio investment transactions.

     Under a securities lending program approved by the each Master Fund’s (other than Institutional Tax-Exempt Portfolio’s) Board of Trustees, the Master Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Master Funds to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from a Master Fund, including a fee based on the returns earned on that Fund’s investment of the cash received as collateral for the loaned securities. In addition, Merrill Lynch is among the entities to which a Master Fund may lend its portfolio securities under the securities lending program.

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     The activities of the Investment Adviser or its affiliates may give rise to other conflicts of interest that could disadvantage a Master Fund and its interestholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

(a)(2) Portfolio Investment Advisers

     John Ng is the portfolio manager of the Government Portfolio and the Treasury Portfolio. Mr. Ng has been a Director of MLIM since 1998, was a Vice President of MLIM from 1984 to 1998 and has been a portfolio manager since 1992.

     Kevin Schiatta is the portfolio manager for the Institutional Tax-Exempt Portfolio. Mr. Schiatta has been a Director of MLIM since 2000, was a Vice President of MLIM from 1985 to 2000 and has been a portfolio manager since 1994.

     P. Michael Walsh is the portfolio manager of the Premier Institutional Portfolio and Institutional Portfolio. Mr. Walsh has been a Director of MLIM since 1998, was a Vice President of MLIM from 1993 to 1998 and has been a portfolio manager since 1998.

(b) Capital Stock

Investors in the Master Trust have no preemptive or conversion rights, and beneficial interests in the Master Trust are fully paid and non-assessable. The Master Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Master Fund, Feeder Funds would be entitled to their pro rata share of the assets of such Master Fund that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of a Master Fund. A Feeder Fund may withdraw from the Master Fund at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund generally will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund.

Investments in the Master Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund at net asset value on any day on which the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open and the bond market is open for trading, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the corresponding Master Fund, please see Item 6 herein.

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Item 6. Shareholder Information.

(a) Pricing of Beneficial Interests in the Master Trust.

For the Master Funds other than the Institutional Tax-Exempt Portfolio, the “penny-rounding” method is used in calculating net asset value, meaning that the calculation is rounded to the nearest whole cent. For the Institutional Tax-Exempt Portfolio, net asset value is determined using the “amortized cost” method, meaning that the calculation is based on a valuation of the assets held by the Institutional Tax-Exempt Portfolio at cost, with an adjustment for any discount or premium on a security at the time of purchase. The net asset value of each Master Fund is the offering price. Shares are also redeemed at their net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Master Fund shares is determined daily on days that the Exchange or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) and the bond market is open for trading (“business day”). On any business day the Exchange closes early, net asset value per share of each Master Fund for such purposes will be determined 15 minutes after the early close of trading. On any business day that the Bond Market Association (“BMA”) recommends an early close, the time for determination of net asset value of the Fund will be 15 minutes following the time that each Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On any business day that the Exchange does not close early and the BMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional, Institutional and Government Portfolios, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt Portfolio and the Treasury Portfolio.

The net asset value of each Master Fund is computed by dividing the value of the securities held by the Master Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of interests in the Master Fund outstanding at such time, rounded to the nearest cent. Expenses, including the fee payable to the Investment Adviser are accrued daily. Each investor in a Master Fund may add to or reduce its investment in the Master Fund on every business day. The value of each investor’s interest in a Master Fund will be determined by multiplying the net asset value of the Master Fund by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master Fund. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Master Fund will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Fund as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Fund effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Fund as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Fund by all investors in the Master Fund. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master Fund on the next determination of net asset value of the Master Fund.
(b) Purchase of Beneficial Interests in the Master Trust.

Beneficial interests in the Master Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

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There is no minimum initial or subsequent investment in a Master Fund. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Master Trust’s custodian bank by a Federal Reserve Bank).

The Master Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Beneficial Interests in the Master Trust.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master Trust. When a request is received in proper form, the Master Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Master Trust will make payment for all interests redeemed within seven days after receipt by the Master Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master Trust may not be transferred.
(d) Dividends and Distributions. Not Applicable.

(e) Frequent Purchase and Redemption of Master Trust Interests

The Master Trust does not offer its beneficial interests for sale to the general public, nor does it offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders no Master Fund should be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account—How to Buy, Sell and Transfer Shares—Short-Term Trading” in Part A of the Merrill Lynch Registration Statement for more information.

(f) Tax Consequences.

The Master Trust intends to operate as a partnership for Federal income tax purposes. Accordingly, the Master Trust will not be subject to any federal income tax. Based upon the status of the Master Trust as a partnership, a Feeder Fund will take into account its share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code.

Item 7. Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

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(c) Multiple Class and Master/Feeder Funds.

The Master Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master Trust. However, the Master Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the corresponding Master Fund and will pay a proportionate share of the Master Fund’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Master Trust believe that the “master/feeder” fund structure may enable the Master Trust to reduce costs through economies of scale. A larger investment portfolio for each Master Fund may reduce certain transaction costs to the extent that contributions to and redemptions from the Master Fund’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the corresponding Master Fund may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Master Fund or withdraws from a Master Fund, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the corresponding Master Fund if the Master Fund voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors or Trustees of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the corresponding Master Fund may affect the investment performance of the Feeder Fund and the Master Fund.

The Master Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the corresponding Master Fund. When a Feeder Fund is requested to vote on matters pertaining to the corresponding Master Fund, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master Fund proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement under “Master/Feeder Structure.”

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PART B

AUGUST 25, 2005
Master Institutional Money Market Trust

Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Institutional Money Market Trust (the “Master Trust”), dated August 25, 2005, as it may be amended from time to time (the “Master Trust’s Part A”). To obtain a copy of this Registration Statement, please call the Master Trust at 617-342-1600, or write to the Master Trust at One Financial Center, Boston, Massachusetts 02111. The Master Trust’s Part A is incorporated herein by reference into this Part B and this Part B is incorporated by reference into the Master Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 28 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2005, and as amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Trust. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Trust.

     The Master Trust consists of five series — Merrill Lynch Premier Institutional Portfolio (the “Premier Institutional Portfolio”), Merrill Lynch Institutional Portfolio (the “Institutional Portfolio”), Merrill Lynch Government Portfolio (the “Government Portfolio”), Merrill Lynch Treasury Portfolio (the “Treasury Portfolio”) and Merrill Lynch Institutional Tax-Exempt Portfolio (the “Tax-Exempt Portfolio”) (each, a “Master Fund”).

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The Master Trust is part of a “master/feeder” structure. The Trust consists of five series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Government Fund (the “Government Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in beneficial interests of the corresponding series of the Master Trust. The Trust currently is the only feeder fund that invests in the Master Trust. The Trust and any other feeder fund that may invest in the Master Trust are referred to herein as “Feeder Funds.”

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Item 10. Trust History.

     The Master Trust is an open-end management investment company that was organized on October 12, 2001 as a statutory trust under the laws of the State of Delaware. Beneficial interests in the Master Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the 1933 Act. Investments in the Master Trust may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Item 11. Description of the Master Trust and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Master Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Master Fund, the types of securities purchased by each Master Fund, the investment techniques used by each Master Fund, and certain risks relating thereto, as well as other information relating to each Master Fund’s investment programs, is incorporated herein by reference to the section entitled “Investment Objectives and Policies” in Part B of the Merrill Lynch Registration Statement.

Information on the Master Trust’s policies and procedures with respect to the selective disclosure of the Master Fund’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part B of the Merrill Lynch Registration Statement.

Item 12. Management of the Master Trust.

(a) Management Information

The Trustees of the Master Trust consist of five individuals, four of whom are not “interested persons” of the Master Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The same individuals serve as Trustees of the Trust and are sometimes referred to herein as the “non-interested Trustees.” The Trustees of the Master Trust are responsible for the overall supervision of the operations of the Master Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

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Biographical Information

Certain biographical and other information relating to the non-interested Trustees of the Master Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser, Merrill Lynch Investment Managers, L.P. (“MLIM”), or their affiliates (“MLIM/FAM advised funds”) and other public directorships:

Name, Address* & Age of Trustee	Position(s) Held with Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Other Directorships held by Trustee
DAVID O. BEIM (65)***	Trustee	Trustee since 2002	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. from 1997 to 2001; Chairman of Wave Hill, Inc., since 1990; Trustee of Phillips Exeter Acadamy from 2002 to present.	19 registered investment companies consisting of 25 portfolios	None

JAMES T. FLYNN (65)	Trustee	Trustee since 2001	Chief Financial Officer of J.P. Morgan & Co., Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	19 registered investment companies consisting of 25 portfolios	None

W. CARL KESTER (53)	Trustee	Trustee since 2001	Mizuho Financial Group, Professor of Finance; Senior Associate Dean and Chairman of the MBA program of Harvard School since 1999; Member of the faculty of Harvard Business School since 1981; Independent Consultant since 1978.	20 registered investment companies consisting of 26 portfolios	None

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Name, Address* & Age of Trustee	Position(s) Held with Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Other Directorships held by Trustee
KAREN P. ROBARDS (55)****	Trustee	Trustee since 2002	President of Robards & Company, a financial advisory firm since 1987: formerly an investment banker with Morgan Stanley for more than ten years: Director of Enable Medical Corp. from 1996 to 2005; Director of AtriCure, Inc. since 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	19 registered investment companies consisting of 25 portfolios	AtriCure, Inc. (medical device)

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Master Trust’s by-laws or charter or by statute.
***	Chairman of Audit Committee.
****	Chairman of the Board of Trustees.
Certain biographical and other information relating to the Trustee who is an “interested person” of the Master Trust as defined in the Investment Company Act (the “Interested Trustee”) and to the other officers of the Master Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:

Name, Address & Age	Position(s) Held with Master Trust	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
ROBERT C. DOLL, JR. (50)*††	President and Director	President and Director since 2005**	President of the MLIM/FAM-advised funds since 2005; President of FAM and MLIM since 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 2001; Co-Head (Americas Region) of FAM and MLIM from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	130 registered investment companies consisting of 178 portfolios	None

WILLIAM M. BREEN (50)†††	Treasurer	Treasurer since 2001	Vice President of MLIM since 1993.	2 registered investment companies consisting of 5 portfolios	None

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Name, Address & Age	Position(s) Held with Master Trust	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
BARRY F.X. SMITH (40)†††	Senior Vice President	Senior Vice President since 2001	Managing Director of MLIM since 2001; Director of MLIM from 1999 to 2001; Vice President of MLIM from 1996 to 1999; Employee of FAMD since 1987.	2 registered investment companies consisting of 5 portfolios	None

DONALD C. BURKE (45)*	Vice President	Vice President since 2001	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President, Treasurer and secretary of the IQ Funds since 2004. Director of Taxation of MLIM from 1990 to 2001.	136 registered investment companies consisting of 184 portfolios	None

JOHN NG (51)*	Vice President and Portfolio Manager	Vice President since 2001	Director of MLIM since 2000; Vice President of MLIM from 1984 to 2000.	7 registered investment companies consisting of 5 portfolios	None

KEVIN SCHIATTA (50)†††	Vice President and Portfolio Manager	Vice President since 2001	Director of MLIM since 2000; Vice President of MLIM from 1985 to 2000.	3 registered investment company consisting of 3 portfolios	None

P. MICHAEL WALSH (37)*	Vice President and Portfolio Manager	Vice President since 2001	Managing Director of MLIM since 1998; Vice President of MLIM from 1993 to 1998.	2 registered investment company consisting of 4 portfolios	None

JEFFREY HILLER (54)*	Chief Compliance Officer	Chief Compliance Officer since 2004	Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Commission’s Division of Enforcement in Washington, D.C. from 1990 to 1995.	137 registered investment companies consisting of 185 portfolios	None

ALICE A. PELLEGRINO (45)*	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and Princeton Services since 2004.	131 registered investment companies consisting of 179 portfolios	None

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*	The address of each officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	As a Trustee, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation or removal as provided in the Master Trust’s by-laws or charter or by statute.
†	Elected by and serves at the pleasure of the Board of Trustees of the Master Trust.
††	Mr. Doll is an “interested person,” as defined in the Investment Company Act based on his positions with FAM, MLIM, Princeton Services and Princeton Administrators.
†††	The address of each officer is One Financial Center, 23rd Floor, Boston, Massachusetts 02111.

(b) Board of Trustees

Each non-interested Trustee is a member of the Master Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Master Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Master Trust; (ii) discuss with the independent accountants certain matters relating to the Master Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Master Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Master Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Master Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ending April 30, 2005.

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Each non-interested Trustee is also a member of the Master Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of a Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Master Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund stockholders or interest holders of the Master Trust as it deems appropriate. Feeder Fund stockholders or Master Trust interest holders who wish to recommend a nominee should send nominations to the Secretary of the Master Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee met once during the Master Trust’s fiscal year ended April 30, 2004.

Share Ownership. Information relating to each Trustee’s share ownership in the Master Trust and in all registered funds in the MLIM/FAM-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2004 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Master Trust*	Aggregate Dollar Range of Securities in All Supervised Funds
Interested Trustee
Robert C. Doll, Jr.	N/A	over $100,000
Non-Interested Trustees:
David O. Beim	N/A	over $100,000
James T. Flynn	N/A	over $100,000
W. Carl Kester	N/A	$50,001-$100,000
Karen P. Robards	N/A	$50,001-$100,000

*	The Master Trust does not offer its interests for sale to the public.

     As of August 9, 2005, the Trustees and officers as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2004, none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc.
(“ML & Co.”).

Consideration of the Investment Advisory Agreement

The Master Trust, on behalf of each Feeder Fund, has entered into an investment advisory agreement (the “Investment Advisory Agreement") with FAM.

Activities and Composition of the Board of Trustees. All but one member of the Board of Trustees of the Master Trust (the "Board") is an independent Trustee whose only affiliation with Investment Adviser or other Merrill Lynch affiliates is as a Trustee of the Master Trust and certain other funds advised by the Investment Adviser or its affiliates. The Chairman of the Board is also an independent Trustee. New Trustee nominees are chosen as nominees by a Nominating Committee of independent Trustees. All independent Trustees also are members of the Board’s Audit Committee and the independent Trustees meet in executive session at each in person Board meeting. The Board and the Audit Committee meet in person for at least two days each quarter and conduct other in person and telephone meetings throughout the year, some of which are formal board meetings, and some of which are informational meetings. The independent counsel to the independent Trustees attends all in person Board and Audit Committee meetings and other meetings at the independent Trustees’ request.

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Investment Advisory Agreement — Matters Considered by the Board

Every year, the Board considers approval of the Investment Advisory Agreement and throughout each year, reviews and evaluates the performance of and services provided by the Investment Adviser. The Board assess the nature, scope and quality of the services provided to each Master Fund and its Feeder Fund (throughout this discussion the term “Fund” includes, both each Master Fund and its corresponding Feeder Fund) by the personnel of the Investment Adviser and its affiliates, including administrative services, shareholder services, oversight of fund accounting, marketing services and assistance in meeting legal and regulatory requirements. The Board also receives and assesses information regarding the services provided to each Fund by certain unaffiliated service providers.

At various times throughout the year, the Board also considers a range of information in connection with its oversight of the services provided by the Investment Adviser and its affiliates. Among the matters considered are: (a) fees (in addition to management fees) paid to the Investment Adviser and its affiliates by the Funds, such as transfer agency fees and fees for marketing and distribution; (b) Fund operating expenses paid to third parties; (c) the resources devoted to and compliance reports relating to each Fund’s investment objective, policies and restrictions, and its compliance with its Code of Ethics and the Investment Adviser’s compliance policies and procedures; and (d) the nature, cost and character of non-investment management services provided by the Investment Adviser and its affiliates.

The Board believes that the Investment Adviser is one of the most experienced global asset management firms and considers the services provided by the Investment Adviser to be generally of high quality. The Board also believes that the Investment Adviser is financially sound and well managed and notes that the Investment Adviser is affiliated with one of America’s largest financial firms. The Board believes that, for many of each Master Fund’s interest holders and each Feeder Fund’s shareholders, their investment involves the selection of the Investment Adviser as the investment adviser to a Fund. The Board works closely with the Investment Adviser in overseeing the Investment Adviser’s efforts to achieve good performance. As part of this effort, the Board discusses portfolio manager effectiveness and, when performance is not satisfactory, discusses with the Investment Adviser taking steps such as changing investment personnel.

Annual Consideration of Approval by the Board of Trustees. In the period prior to the Board meeting to consider renewal of the Investment Advisory Agreement, the Board requests and receives materials specifically relating to the Investment Advisory Agreement. These materials include (a) information compiled by Lipper Inc. (“Lipper”) on the fees and expenses and the investment performance of each Fund as compared to a comparable group of funds as classified by Lipper; (b) sales and redemption data for each Feeder Fund; (c) a discussion by each Fund’s portfolio management team regarding investment strategies used by the Fund during its most recent fiscal year; (d) information on the profitability to the Investment Adviser and its affiliates of the Investment Advisory Agreement and other relationships with the Funds; and (e) information provided by the Investment Adviser concerning investment advisory fees charged to other clients, such as other mutual funds designed for primarily institutional investors, with similar investment mandates, and generally to institutional clients. The Board also considers other matters it deems important to the approval process such as payments made to the Investment Adviser or its affiliates relating to the distribution of Feeder Fund shares, services related to the valuation and pricing of Fund portfolio holdings, allocation of Fund brokerage fees and direct and indirect benefits to the Investment Adviser and its affiliates from their relationship with the Funds.

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Certain Specific Renewal Data

In connection with the most recent renewal of the Investment Advisory Agreement, the independent Trustees’ and Board’s review included the following:

The Investment Adviser’s Services and Fund Performance. The Board reviewed the nature, extent and quality of services provided by the Investment Adviser, including the investment advisory services and the resulting performance of each Fund. The Board focused primarily on the Investment Adviser’s investment advisory services and each Fund’s investment performance. The Board compared Fund performance — both including and excluding the effects of each Fund’s fees and expenses — to the performance of a comparable group of mutual funds, and the performance of a relevant index or combination of indices. While the Board reviews performance data at least quarterly, consistent with the Investment Adviser’s investment goals, the Board attaches primary importance to performance over relatively long periods of time, typically three to five years. The Board noted that: (i) the Institutional Portfolio was in the first quartile of its performance group for the one year period and in the top half for the three and five year periods; (ii) the Premier Institutional Portfolio was in the first quartile of its performance group for all periods measured; and (iii) the Institutional Tax-Exempt Portfolio was in the first or second quartile of its performance group for all periods measured. The Board concluded that each Fund’s performance was consistent with that Fund’s investment objective and the renewal of the Investment Advisory Agreement.

The Investment Adviser’s Personnel and Investment Process. The Board reviews at least annually each Fund’s investment objectives and strategies. The Board discusses with senior management of the Investment Adviser responsible for investment operations and the senior management of the Investment Adviser’s money market investing group the strategies being used to achieve the stated objectives. Among other things, the Board considers the size, education and experience of the Investment Adviser’s investment staff, its use of technology, and the Investment Adviser’s approach to training and retaining portfolio managers and other research, advisory and management personnel. The Board also reviews the Investment Adviser’s compensation policies and practices with respect to each Master Fund’s portfolio manager. The Board also considered the experience of each Master Fund’s portfolio manager and noted that: (i) P. Michael Walsh, the portfolio manager of the Premier Institutional Portfolio and the Institutional Portfolio, has over ten years’ experience investing in money market securities and (ii) Kevin Schiatta, the Institutional Tax-Exempt Portfolio’s portfolio manager, has over twenty years’ experience investing in tax-exempt money market securities. The Board concluded that the Investment Adviser and its investment staff and each Master Fund’s portfolio manager have extensive experience in analyzing and managing the types of investments used by each Fund and that each Fund benefits from that expertise.

Management Fees and Other Expenses. The Board reviews each Master Fund’s contractual management fee rate and actual management fee rate as a percentage of total assets at common asset levels - the actual rate includes advisory and any administrative service fees and the effects of any fee waivers - compared to the other funds in its Lipper category. The Board did not consider the effects of the administration fee, since that fee is paid by each Feeder Fund and not the Master Funds. It also compared each Fund’s total expenses to those of other, comparable funds. The Board considered the services provided to and the fees charged by the Investment Adviser to other types of clients such as institutional clients and noted that, although such fees were generally lower than the fees charged to the Funds, the Investment Adviser also provided less extensive services to such clients. The Board noted that, not including the effects of the administration fee: (i) the Institutional Portfolio was lower than the median of its comparable funds with respect to its contractual and actual management fee rates and its overall operating expenses; (ii) the Institutional Portfolio was lower than the median of its comparable funds classified by Lipper with respect to its contractual and actual management fee rates and with respect to its overall operating expenses; and (iii) the Institutional Tax-Exempt Portfolio was lower than the median of its comparable funds with respect to its contractual and actual management fee rates and its overall operating expenses. The Board has concluded that each Master Fund’s management fee and fee rate and overall expense ratio are reasonable compared to those of other, comparable funds.

Profitability. The Board considers the cost of the services provided to each Fund by the Investment Adviser and the Investment Adviser’s and its affiliates’ profits relating to the management and distribution of the Funds and the MLIM/FAM-advised funds generally. As part of this analysis, the Board reviewed the Investment Adviser’s methodology in allocating its costs to the management of each Fund and concluded that there was a reasonable basis for the allocation. The Board believes the Investment Adviser’s profits are reasonable in relation to the nature and quality of the services provided.

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Economies of Scale. The Board considered the extent to which economies of scale might be realized as the assets of each Master Fund increase and whether there should be changes in the management fee rate or structure in order to enable each Master Fund to participate in these economies of scale. The Board noted that the current management fee structure for Premier Institutional Portfolio and Institutional Portfolio and Institutional Tax-Exempt Portfolio provides a contractual fee rate that was the lowest or among the lowest in its category. The Board determined that the current management fee structure was reasonable and that no changes were currently necessary.

Conclusion. After the independent Trustees deliberated in executive session, the entire Board, including all of the independent Trustees, approved the renewal of the Investment Advisory Agreement, concluding that the advisory fee rate was reasonable in relation to the services provided and that a contract renewal was in the best interests of the shareholders.

(c) Compensation of Trustees

Each non-interested Trustee receives an aggregate annual retainer of $112,750 for his or her services to MLIM/FAM-advised funds, including the Feeder Funds and the Trust. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based, in general, on the relative net assets of each such Fund. In addition, each non-interested Trustee receives a fee per in-person Board and in-person Audit Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee total $48,000 for all MLIM/FAM-advised funds for which the Trustee serves and are allocated equally among those funds. The Chairman of the Board of Trustees receives an additional annual retainer in the amount of $40,000 and the Chairman of the Audit Committee receives an additional annual retainer in the amount of $10,000, each of which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Chairman provides services based on the relative net assets of the fund.

The following table shows the compensation earned by the non-interested Trustees for the Trust’s/Master Trust’s fiscal year ended April 30, 2005 and the aggregate compensation paid to them from all MLIM/FAM-advised funds, for the calendar year ended December 31, 2004.

Trustee	Compensation from Trust/ Master Trust	Pension or Retirement Benefits Accrued as Part of Trust/ Master Trust Expense	Aggregate Compensation from Trust/Master Trust and other MLIM/FAM- Advised Funds(1)
David O. Beim(2)	$50,000	None	$113,083
James T. Flynn	$52,500	None	$121,583
W. Carl Kester	$52,500	None	$121,583
Karen P. Robards(3)	$62,500	None	$131,583

(1)	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on [p. 13].
(2)	Chairman of the Audit Committee.
(3)	Chairman of the Board.

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     (d) Sales Loads. Not Applicable.

     (e) Code of Ethics.   The Board of Trustees of the Master Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Master Trust, the Trust, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master Trust.

(f) Proxy Voting Policies. Information relating to the Master Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part B of the Merrill Lynch Registration Statement.

Item 13. Control Persons and Principal Holders of Securities.

As of August 9, 2005, Merrill Lynch Funds for Institutions Series owned 100% of the beneficial interests in the Master Trust.

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Master Trust’s Part A.

Information relating to the investment management and other services provided to the Master Trust or on behalf of the Master Trust is incorporated herein by reference from the section entitled “Investment Advisory Arrangements — Applicable to the Premier Institutional Fund, the Institutional Fund and the Tax-Exempt Fund only” in Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Merrill Lynch Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement
Item 14(a)	Investment Advisory Arrangements
Item 14(c)	Investment Advisory Arrangements
Item 14(d)	Investment Advisory Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	General Information

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FAM Distributors, Inc. (“FAMD”), One Financial Center, 23rd Floor, Boston, Massachusetts 02111, an affiliate of FAM, acts as placement agent for the Master Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Master Trust.

Item 15. Portfolio Managers.

Not Applicable.

Item 16. Brokerage Allocation and Other Practices.
Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master Trust is incorporated herein by reference from the section entitled “Portfolio Transactions” in Part B of the Merrill Lynch Registration Statement.
Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Trust. Upon liquidation of a Master Fund, Feeder Funds would be entitled to share in the assets of such Master Fund that are available for distribution in proportion to their investment in such Master Fund.

The Master Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund. The Master Trust will not issue share certificates.

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Each investor is entitled to a vote, with respect to matters affecting the Master Trust, in proportion to the amount of its investment in the Master Trust. Investors in the Master Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Master Trust may elect all of the Trustees of the Master Trust if they choose to do so and in such event the other investors in the Master Trust would not be able to elect any Trustee. The Master Trust is not required to hold annual meetings of investors but the Master Trust will hold special meetings of investors when in the judgment of the Master Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Master Trust without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master Trust’s Part A.

(a) Purchase of Beneficial Interests in the Master Trust.

The principal asset of each of the Premier Institutional Fund, the Institutional Fund and the Tax-Exempt Fund is its interest in the corresponding Master Fund, which will be valued at its net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Master Fund shares is determined daily on days that the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) and the bond market is open for trading (“business day”). On any business day the Exchange closes early, net asset value per share of each Master Fund for such purposes will be determined 15 minutes after the early close of trading. On any business day that the BMA recommends an early close, the time for determination of net asset value of the Master Funds will be 15 minutes following the time that each Master Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On any business day that the Exchange does not close early and the BMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional Portfolio, Institutional Portfolio and Government Portfolio, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt Portfolio and the Treasury Portfolio.

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The net asset value of the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio is determined pursuant to the “penny rounding” method by adding the fair value of all securities and other assets in the portfolio, deducting the portfolio’s liabilities, dividing by the number of shares outstanding and rounding the result to the nearest whole cent. Securities held by the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio with a remaining maturity of 60 days or less will be valued on an amortized cost basis, and securities with a remaining maturity of greater than 60 days for which market quotations are readily available are valued on a current market basis. Other securities held by the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio are valued at their fair value as determined in good faith by or under the direction of the Master Trust’s Board of Trustees. The Tax-Exempt Portfolio relies on a rule of the Securities and Exchange Commission pursuant to which the valuation of its portfolio securities is based upon their amortized cost. This method involves valuing a security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security.

Beneficial interests in the Master Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master Trust. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master Trust’s custodian bank by a Federal Reserve Bank).

The Master Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master Trust. When a request is received in proper form, the Master Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Master Trust will make payment for all interests redeemed within seven days after receipt by the Master Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master Trust may not be transferred.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

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Item 19. Taxation of the Master Trust.

The Master Trust is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to federal income tax. Based upon the status of the Master Trust as a partnership, each investor in the Master Trust takes into account its share of the Master Trust’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master Trust’s taxable year-end is April 30. Although the Master Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Master Fund’s assets, income and distributions will be managed in such a way that an investor in the Master Fund will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Master Fund. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the corresponding Master Fund as they are taken into account by the Master Fund.

Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio: Dividends will be taxable to shareholders of the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio as ordinary income, except for (a) such portions as may exceed a shareholder’s ratable share of the applicable Master Fund’s earnings and profits as determined for tax purposes (which may differ from net income for book purposes), which excess will be applied against and reduce the shareholder’s cost or other tax basis for his shares and (b) amounts representing dividends of realized net long-term capital gains, if any. If the amount described in (a) above were to exceed the shareholder’s cost or other tax basis for its shares, the excess over such basis would be treated as gain from the sale or exchange of such shares. Dividends are taxable as described herein, whether received in cash or reinvested in additional shares of the applicable Master Fund.

Tax-Exempt Portfolio: The Tax-Exempt Portfolio has elected to qualify to pay “exempt-interest” dividends as defined in Section 852(b)(5) of the Code. To the extent that the dividends distributed to any of the Tax-Exempt Portfolio’s interest holders are derived from interest income excludable from gross income for Federal income tax purposes under Code Section 103(a) and are properly designated as exempt-interest dividends, they will be excludable from a shareholder’s gross income for Federal income tax purposes. Exempt-interest dividends are included, however, in determining the portion, if any, of a shareholder’s social security benefits and railroad retirement benefits subject to Federal income taxes. Interest on indebtedness incurred or continued to purchase or carry shares of RICs paying exempt-interest dividends, such as the Tax-Exempt Portfolio, will not be deductible by a shareholder for Federal income tax purposes to the extent attributable to exempt-interest dividends. Shareholders are advised to consult their tax advisers with respect to whether exempt-interest dividends retain the exclusion under Code Section 103(a) if a shareholder would be treated as a “substantial user” or “related person” under Code Section 147(a) with respect to property financed with the proceeds of an issue of private activity bonds, if any, held by the Tax-Exempt Portfolio.

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All or a portion of the Tax-Exempt Portfolio’s gain from the sale or redemption of tax-exempt obligations purchased at a market discount will be treated as ordinary income rather than capital gain. This rule may increase the amount of ordinary income dividends received by shareholders. Any loss upon the sale or exchange of Portfolio shares held for six months or less will be disallowed to the extent of any exempt-interest dividends received on such shares by a shareholder. In addition, any such loss that is not disallowed under the rule stated above will be treated as long-term capital loss to the extent of any capital gain dividends received on such shares by a shareholder.

The Code subjects interest received on certain otherwise tax-exempt securities to a Federal alternative minimum tax. The Federal alternative minimum tax applies to interest received on certain private activity bonds issued after August 7, 1986. Private activity bonds are bonds which, although tax-exempt, are used for purposes other than those generally performed by governmental units and which benefit non-governmental entities (e.g., bonds used for industrial development or housing purposes). Income received on such bonds is classified as an item of “tax preference,” which could subject certain investors in such bonds, including shareholders of the Tax-Exempt Portfolio, to a Federal alternative minimum tax. The Tax-Exempt Portfolio will purchase such private activity bonds and will report to shareholders within 60 days after calendar year-end the portion of its dividends declared during the year which constitutes an item of tax preference for alternative minimum tax purposes. The Code further provides that corporations are subject to a Federal alternative minimum tax based, in part, on certain differences between taxable income as adjusted for other tax preferences and the corporation’s “adjusted current earnings,” which more closely reflect a corporation’s economic income. Because an exempt-interest dividend paid by the Tax-Exempt Portfolio will be included in adjusted current earnings, a corporate shareholder may be required to pay alternative minimum tax on exempt-interest dividends paid by the Portfolio.

Not later than 60 days after the end of each fiscal year of the Tax-Exempt Portfolio, the Tax-Exempt Portfolio will send to its shareholders the written notice required by the Code designating the amount of its dividends that constitutes exempt-interest dividends, the amount of the dividends which is ordinary taxable income and the amount of dividends which is taxable to shareholders as long-term capital gain.

The Code requires that every person required to file a tax return must disclose on that return the amount of exempt-interest dividends received from the Tax-Exempt Portfolio during the taxable year. The disclosure of this amount is for informational purposes only. In addition, the Code provides that with respect to a shareholder who receives exempt-interest dividends on shares held for less than six months, any loss on the sale or exchange of such shares will, to the extent of the amount of such exempt-interest dividends, be disallowed.

Depending upon the extent of the Tax-Exempt Portfolio’s activities in those states and localities in which its offices are maintained or in which its agents or independent contractors are located, the Tax-Exempt Portfolio may be subject to the tax laws of such states or localities. In addition, the exemption of interest income for Federal income tax purposes does not necessarily result in exemption under the income or other tax laws of any state or local taxing authority. The laws of individual states and local taxing authorities vary with respect to the taxation of such interest income, and each holder of shares of the Tax-Exempt Portfolio is advised to consult his own tax adviser in that regard. The Tax-Exempt Portfolio will report annually the percentage of interest income it received during the preceding year on tax-exempt obligations, indicating, on a state-by-state basis, the source of such income. Under state or local law, dividends of net investment income may be taxable to shareholders as dividend income even though a portion of such dividends may be derived from interest on U.S. Government obligations which, if realized directly, would be exempt from such income taxes. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.

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Each Master Fund is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master Fund level. Thus, consistent with its investment objectives, each Master Fund will meet the income and diversification of assets tests of the Code applicable to RICs.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Master Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master Trust.

Item 20. Underwriters.

The exclusive placement agent for the Master Trust is FAMD (the “Placement Agent”), an affiliate of the Investment Adviser and of Merrill Lynch, Pierce, Fenner & Smith Incorporated, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. Pursuant to the Placement Agency Agreement, the Master Trust agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master Trust and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master Trust.
Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

The audited financial statements of the Master Trust, including the report of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2005 Annual Report of Merrill Lynch Funds for Institutions Series. You may request copies of the Annual Report at no charge by calling 1-617-342-1600 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

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PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number
1	(a)	—	Certificate of Trust.(a)
	(b)	—	Amendment to Certificate of Trust.(a)
	(c)	—	Amended and Restated Declaration of Trust.(a)
2		—	By-Laws of the Registrant.(a)
3		—	Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4		—	Investment Advisery Agreement between the Registrant and Fund Asset Management, L.P.(a)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(d)
8	(a)	—	Placement Agency Agreement between the Registrant and FAM Distributors, Inc.(a)
	(b)	—	Subscription Agreement for the acquisition of an interest in the Registrant.(a)
	(c)	—	Securities Lending Agency Agreement between QA Advisers LLC (now MLIM LLC) and the Registrant dated August 10, 2001.(c)
9		—	Opinion and Consent of Counsel.(h)
10		—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant — filed herewith.
11		—	None.
12	(a)	—	Certificate of Merrill Lynch Funds for Institutions Series.(a)
13		—	None.
14		—	None.
15		—	Code of Ethics.(f)
16		—	Power of Attorney.(g)

(a)	Incorporated by reference to the Registration Statement on Form N-1A of Master Institutional Money Market Trust (File No. 811-10631) filed on January 11, 2002.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed July 24, 2002.
(d)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873) filed on October 30, 2001.
(e)	Incorporated by reference to Exhibit No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund (File No. 811-8721), filed on July 24, 2002.
(f)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936), filed on January 22, 2004.
(g)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of Merrill Lynch Funds for Institutions Series (File No. 33-14190), filed on August 25, 2005.
(h)	Incorporated by reference to the Registration Statement on Form N-1A of Master Institutional Money Market Trust (File No. 811-10631) filed on August 26, 2004.

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Item 24. Persons Controlled By or Under Common Control With The Trust.

The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit

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or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

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Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.
As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of The Investment Adviser.

See Item 5 in the Trust’s Part A and Item 14 in Part B of the Trust’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Merrill Lynch Funds for Institutions Series Registration Statement on Form N-1A.

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Item 27. Principal Underwriters.

FAMD acts as the placement agent for the Registrant and as placement agent or principal underwriter for each of the following open-end investment companies including the Registrant: FDP Series, Inc., Managed Account Series, Financial Institutions Series Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Merrill Lynch California Municipal Series Trust, Merrill Lynch Bond Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch World Income Fund, Inc., Master Global Financial Services Trust, Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Natural Resources Trust, Merrill Lynch Global Small Cap Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, FAM Series Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., FAM Variable Series Funds, Inc.; Merrill Lynch International Fund of Mercury Funds, Inc.; Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc.; Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9011, Princeton, New Jersey 08543-9011.

Name	Position(s) and Office(s) with Distributor	Position(s) and Office(s) with Registrant
Frank Porcelli	President and Director	None
Andrew J. Donohue	Director	None
Michael G. Clark	Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
John Fosina	Treasurer	None
Daniel Dart	Director	None
Jerry W. Miller	Director	None
Alice A. Pellegrino	Secretary	Secretary

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(c) Not applicable.
Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act, as amended, and the rules thereunder are maintained at the offices of the Registrant and its Custodian and Transfer Agent.

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 5 of the Trust’s Part A and Item 12 and Item 14 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.
Not applicable.

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SIGNATURES
Master Institutional Money Market Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the County of Suffolk and Commonwealth of Massachusetts, on the 25th day of August, 2005.

MASTER INSTITUTIONAL MONEY MARKET TRUST

By	/s/ WILLIAM M. BREEN (William M. Breen, Treasurer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
	Signature	Title	Date

	ROBERT C. DOLL, JR.* (Robert C. Doll, Jr.)	President (Principal Executive Officer) and Trustee

	DAVID O. BEIM* (David O. Beim)	Trustee

	WILLIAM M. BREEN* (William M. Breen)	Treasurer (Principal Financial and Accounting Officer)

	JAMES T. FLYNN* (James T. Flynn)	Trustee

	W. CARL KESTER* (W. Carl Kester)	Trustee

	KAREN P. ROBARDS* (Karen P. Robards)	Trustee

*By:	/s/ WILLIAM M. BREEN (William M. Breen, Attorney-in-Fact)		August 25, 2005

C-7

INDEX TO EXHIBITS

Exhibit Number		Description
9	—	Opinion and Consent of Counsel.
10	—	Consent of Independent Registered Public Accounting Firm.